As filed with the United States Securities and Exchange Commission on March 23, 2011

Registration No. 333-160488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

Registration Statement Under The Securities Act of 1933

NATIONAL INVESTMENT MANAGERS INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-2091510 (I.R.S. Employer Identification No.)

485 Metro Place South, Suite 275
Dublin, Ohio  43017
(614) 932-8822
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

John M. Davis
President
485 Metro Place South, Suite 275
Dublin, Ohio  43017
(614) 932-8822
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Michael S. Jordan, Esq.
Schottenstein Zox & Dunn Co., LPA
250West Street
Columbus, Ohio 43215
(614) 462-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Deregistration of Unsold Securities.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-160488), filed with the Securities and Exchange Commission (the "SEC") on June 8, 2009 (the "Registration Statement") by National Investment Managers Inc. (the "Registrant"), relating to the registration of 400,000 shares of common stock, par value $0.001 per share (the "Common Stock") of the Registrant issuable under Registrant's 2005 Stock Incentive Plan.

In accordance with the Registrant's undertakings in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all shares of Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned on this 23rd day of March, 2011.

NATIONAL INVESTMENT MANAGERS INC.
/s/ John M. Davis
John M. Davis, President